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                                                                    EXHIBIT 5.1

                   [LETTERHEAD OF REED SMITH SHAW & MCCLAY]

                               February 22, 1996

Respironics, Inc.
1001 Murry Ridge Drive
Murrysville, PA 15668

  Re: Registration Statement on Form S-3 for the
      Registration of 3,484,500 Shares of Common Stock
      ------------------------------------------------
Gentlemen:

  We are counsel for Respironics, Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the proposed sale by the Company and certain of its stockholders (the "Selling Stockholders") of up to 3,484,500 shares (including 454,500 upon exercise of the Underwriters' over-allotment) in the aggregate (the "Shares") of the Company's Common Stock, par value $.01 per share, pursuant to an Underwriting Agreement to be entered into among the Company, the Selling Stockholders, Alex. Brown & Sons Incorporated, Cowen & Company and Parker/Hunter Incorporated, as representatives of the several Underwriters named therein (the "Underwriting Agreement"). This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to such proposed sale. We have examined such public and corporate records and documents and such question of law, and have made such other investigation, as we deemed appropriate for purposes of this opinion.

  Based upon the foregoing, we are pleased to advise you that in our opinion the Shares, upon issuance and delivery and payment therefor in the manner described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

  In rendering the foregoing opinion, we have not examined the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the corporate laws of the State of Delaware and the federal laws of the United States of America and the foregoing opinion is limited to such laws.

  We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained therein.

                                          Yours truly,

                                          Reed Smith Shaw & McClay

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